Exhibit (a)(1)

ARTICLES OF INCORPORATION

OF

BENEFIT STREET PARTNERS BDC, INC.

ARTICLE I

INCORPORATOR

The undersigned, Thomas J. Gahan, whose address is 9 West 57th Street, 47th Floor, New York, NY 10019, being at least eighteen years of age, does hereby form a corporation under the laws of the State of Maryland.

ARTICLE II

CORPORATE TITLE

The name of the corporation is: Benefit Street Partners BDC, Inc. (the “Corporation”).

ARTICLE III

BUSINESS PURPOSE

The purpose for which the Corporation is formed is to engage in any lawful act or activity for which corporations may be organized under the general laws of the State of Maryland as now or hereafter in force.

ARTICLE IV

RESIDENT AGENT AND PRINCIPAL OFFICE

The name of the resident agent of the Corporation in Maryland is The Corporation Trust Incorporated whose address is 351 West Camden Street, Baltimore, MD 21201.  The street address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 351 West Camden Street, Baltimore, MD 21201.

ARTICLE V

SHARES

The Corporation has authority to issue 100,000,000 shares at $0.001 par value per share.

ARTICLE VI

INITIAL DIRECTORS

The number of directors of the Corporation shall be one (1) which number may be increased or decreased pursuant to the bylaws of the Corporation, and so long as there are less than three (3) stockholders, the number of directors may be less than three (3) but not less than the number of stockholders, and the name of the directors who shall act until the first meeting or until their successors are duly chosen and qualified is:

Thomas J. Gahan

[Remainder of Page Intentionally Blank]

IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledge the same to be my act on this 28th day of June, 2011.

SIGNATURE OF INCORPORATOR:

/s/ Thomas J. Gahan
Thomas J. Gahan

I hereby consent to my designation in this document as resident agent for this Corporation.

The Corporation Trust Incorporated

/s/ Jimena Fernandez
Jimena Fernandez
Vice President and Assistant Secretary